As filed with the Securities and Exchange Commission on September 7, 2006
                                                 Registration No. 333-

--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 --------------

                             AMCORE FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

              NEVADA                                  36-3183870
------------------------------------       ----------------------------------
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                               501 Seventh Street
                            Rockford, Illinois 61104
                                 (815) 968-2241
                    (Address of Principal Executive Offices)

                             AMCORE FINANCIAL, INC.
                       2005 STOCK AWARD AND INCENTIVE PLAN
                              (Full Title of Plan)

                                DONALD H. WILSON
                             AMCORE FINANCIAL, INC.
                               501 Seventh Street
                            Rockford, Illinois 61104
                                 (815) 968-2241
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                                  WITH COPY TO:
                                WILLIAM R. KUNKEL
                    Skadden, Arps, Slate, Meagher & Flom LLP
                         333 W. Wacker Drive, Suite 2100
                             Chicago, Illinois 60606
                                 (312) 407-0700




                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
                        Proposed Maximum Proposed Maximum
   Title of Shares           Amount To          Offering Price           Aggregate             Amount of
   To Be Registered      Be Registered (1)       Per Share (2)      Offering Price (2)     Registration Fee
---------------------------------------------------------------------------------------------------------------
  Common Stock, par      2,125,000 shares           $30.25              $64,281,250            $6,878.09
 value $.22 per share
---------------------------------------------------------------------------------------------------------------



(1) Together with an indeterminate number of shares of the Registrant's common stock that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant's 2005 Stock Award and Incentive Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of the Registrant's common stock. In accordance with Rule 416 under the Securities Act of 1933 (the "Securities Act"), as amended, such indeterminable number of additional shares as may be issuable as a result of such adjustments are also registered hereby.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) of the Securities Act, as amended, based upon the average of the high and low prices of the Registrant's common stock on September 1, 2006, as reported on the NASDAQ.

                                EXPLANATORY NOTE

         In connection with the Annual Meeting of Shareholders of AMCORE Financial, Inc. (the "Company") on May 3, 2005, the Company's shareholders approved the AMCORE Financial, Inc. 2005 Stock Award and Incentive Plan (the "2005 Plan"). The 2005 Plan was adopted by the Company's Board of Directors on February 9, 2005, subject to shareholder approval. The 2005 Plan, which replaces the AMCORE Financial, Inc. 2000 Stock Incentive Plan adopted by the Company in February 2000, became effective immediately upon shareholder approval (the "Effective Date") and will continue in effect until all awards under the 2005 Plan have been satisfied by the issuance of shares or the payment of cash. While the terms of the 2005 Plan provide that no awards will be granted more than ten years after the Effective Date, the Company only intends to grant awards during the five-year period beginning with the Effective Date. The Company has made commitments that it will not grant awards covering more than 550,000 shares in any one calendar year, not to exceed 2,125,000 shares in the aggregate during the five-year term of the plan beginning with the Effective Date; and that it will not reprice any options, unless such repricing was authorized by a majority vote of the shareholders. The Compensation Committee (the "Committee") of the Board of Directors of the Company, who administer the 2005 Plan, will abide by these commitments until such time as the Committee returns to shareholders for approval of a new plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to
Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including portions of the Company's Definitive Proxy Statement for the 2005 Annual Meeting of Stockholders and the Notice of the 2005 Annual Meeting of Stockholders incorporated therein by reference.

         (b) The description of the Company's common stock contained in the registration statements filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed before or after this prospectus for the purpose of updating such description.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such prior statement. Any statement contained in this registration statement shall be deemed to be modified, superseded or replaced to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this registration statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is required, pursuant to its Articles of Incorporation, to indemnify all persons who may be indemnified under Nevada law to the fullest extent permitted by such law. Generally, under Nevada law, a corporation may indemnify officers, directors, employees and agents of a corporation against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed civil, criminal, administrative or investigative proceeding (other than derivative actions) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to derivative actions, officers, directors, employees and agents of a corporation may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no such indemnification may be made in respect of any claim as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought determines that such person is entitled to indemnification despite the adjudication of liability. To the extent that an officer, director, employee or agent is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, the corporation shall indemnify such officer, director, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

         The Company's Articles of Incorporation permit the Company to purchase and maintain insurance or make other financial arrangements to insure its directors, officers, employees and agents against liabilities, whether or not the Company is permitted to indemnify against such liabilities.

         As permitted by Nevada law, the Company's Articles of Incorporation eliminates, to the fullest extent permitted by Nevada law, the personal liability of directors and officers to the Company for breaches of fiduciary duty. Under the Company's Articles of Incorporation, directors and officers are not indemnified for acts or omissions involving intentional misconduct, fraud or a knowing violation of law or for violations of Section 78.300 of the Nevada General Corporation Law regarding unlawful payment of dividends.

ITEM 8.  EXHIBITS.

Exhibit Number        Description
--------------        -----------

      5.1             Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

     10.1 AMCORE Financial, Inc. 2005 Stock Award and Incentive Plan (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by the Company on May 9, 2005)

     23.1             Consent of KPMG LLP

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

     24.1             Power of Attorney (included on signature page)


ITEM 9.  UNDERTAKINGS

        (a) The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (ss.239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remained unsold at the termination of the offering.

                 (4) That, for the purpose of determining liability under the
                     Securities Act of 1933 to any purchaser:

                  (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (ss.230.424(b)(3) of this chapter)
                           shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7)
                           (ss.230.424(b)(2), (b)(5), or (b)(7) of this
                           chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ss.230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

                 (5) That, for the purpose of determining liability of the
                     registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

                     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
            1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on September 7, 2006.

                                       AMCORE FINANCIAL, INC.


                                       By  /s/ Donald H. Wilson
                                           --------------------------------
                                           Donald H. Wilson
                                           Executive Vice President and Chief
                                            Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 7, 2006 by the following persons on behalf of the Registrant in the capacities indicated.

                 Name                    Title
                 ----                    -----

          /s/ Kenneth E. Edge            Chairman and Chief Executive Officer
          -------------------            (principal executive officer)
            Kenneth E. Edge


         /s/ Donald H. Wilson            Executive Vice President and Chief
         --------------------            Financial Officer
           Donald H. Wilson              (principal financial officer and
                                         principal accounting officer)

         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of AMCORE Financial, Inc., a Nevada corporation, whose signature appears below constitutes and appoints KENNETH R. EDGE and DONALD H. WILSON, and each of them, his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.



                   Name                     Title                                        Date
                   ----                     -----                                        ----

           /s/ Kenneth E. Edge              Chairman and Chief Executive Officer         September 7, 2006
           -------------------              (principal executive officer)
              Kenneth E. Edge

           /s/ Donald H. Wilson             Executive Vice President and Chief           September 7, 2006
           --------------------             Financial Officer (principal financial
             Donald H. Wilson               officer and principal accounting officer)


           /s/ Paula A. Bauer               Director                                     September 7, 2006
           ------------------
             Paula A. Bauer

           /s/ Paul Donovan                 Director                                     September 7, 2006
           ----------------
             Paul Donovan

           /s/ John W. Gleeson              Director                                     September 7, 2006
           -------------------
             John W. Gleeson

           /s/ John A Halbrook              Director                                     September 7, 2006
           -------------------
             John A. Halbrook

           /s/ Frederick D. Hay             Director                                     September 7, 2006
           --------------------
             Frederick D. Hay

           /s/ William R. McManaman         Director                                     September 7, 2006
           ------------------------
             William R. McManaman

           /s/ Steven S. Rogers             Director                                     September 7, 2006
           --------------------
             Steven S. Rogers

           /s/ Jack D. Ward                 Director                                     September 7, 2006
           ----------------
             Jack D. Ward

           /s/ Gary L. Watson               Director                                     September 7, 2006
           ------------------
             Gary L. Watson


                               INDEX TO EXHIBITS

Exhibit Number        Description
--------------        -----------

     5.1              Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

     10.1 AMCORE Financial, Inc. 2005 Stock Award and Incentive Plan (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by the Company on May 9, 2005)

     23.1             Consent of KPMG LLP

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

     24.1             Power of Attorney (included on signature page)